											Exhibit 99 (a)
Saul Centers, Inc.
Schedule of Current Portfolio Properties
June 30, 2020

			Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)	Percentage Leased as of June 30,					(1)
Property	Location					2020	2019	2018	2017	2016	Anchor / Significant Tenants

Shopping Centers
Ashbrook Marketplace	Ashburn, VA		85,572	2018 (2019)	13.7	100%	N/A	N/A	N/A	N/A	Lidl, Planet Fitness, Starbucks, Dunkin Donuts, Valvoline, Cafe Rio, McAllisters Deli
Ashburn Village	Ashburn, VA		221,596	1994-2006	26.4	97%	99%	99%	93%	92%	Giant Food, Hallmark, McDonald's, Burger King, Dunkin Donuts, Kinder Care, Blue Ridge Grill
Ashland Square Phase I	Dumfries, VA		23,120	2007	2.0	100%	100%	100%	100%	100%	Capital One Bank, CVS Pharmacy, The All American Steakhouse
Beacon Center	Alexandria, VA		359,671	1972 (1993/99/07)	32.3	100%	100%	100%	100%	100%	Lowe's Home Improvement Center, Giant Food, Home Goods, Outback Steakhouse, Marshalls, Party Depot, Panera Bread, TGI Fridays, Starbucks, Famous Dave's, Chipotle, Capital One Bank
BJ's Wholesale Club	Alexandria, VA		115,660	2008	9.6	100%	100%	100%	100%	100%	BJ's Wholesale Club
Boca Valley Plaza	Boca Raton, FL		121,365	2004	12.7	99%	97%	94%	95%	100%	Publix, Wells Fargo, Palm Beach Fitness, Anthony's Clothing
Boulevard	Fairfax, VA		49,140	1994 (1999/09)	5.0	100%	100%	100%	100%	100%	Panera Bread, Party City, Petco, Capital One Bank
Briggs Chaney MarketPlace	Silver Spring, MD		194,258	2004	18.2	97%	97%	95%	93%	100%	Global Food, Ross Dress For Less, Advance Auto Parts, McDonald's, Dunkin Donuts, Enterprise Rent-A-Car, Dollar Tree, Dollar General, Salon Plaza
Broadlands Village	Ashburn, VA		174,438	2003/4/6	24.0	97%	99%	77%	78%	99%	Aldi Grocery, The All American Steakhouse, Bonefish Grill, Dollar Tree, Starbucks, Minnieland Day Care, Capital One Bank, LA Fitness
Burtonsville Town Square	Burtonsville, MD		139,928	2017	26.3	100%	100%	100%	100%	N/A	Giant Food, Petco, Starbucks, Greene Turtle, Capital One Bank, CVS Pharmacy, Roy Rogers, Mr. Tire, Taco Bell
Countryside Marketplace	Sterling, VA		138,804	2004	16.0	95%	96%	95%	94%	93%	Safeway, CVS Pharmacy, Starbucks, McDonald's, 7-Eleven
Cranberry Square	Westminster, MD		141,450	2011	18.9	90%	97%	100%	100%	100%	Giant Food, Giant Gas Station, Staples, Party City, Jos. A. Bank, Wendy's
Cruse MarketPlace	Cumming, GA		78,686	2004	10.6	92%	94%	89%	87%	92%	Publix, Subway, Orange Theory, Anytime Fitness
Flagship Center	Rockville, MD		21,500	1972, 1989	0.5	100%	100%	100%	100%	100%	Chase Bank, Bank of America
French Market	Oklahoma City, OK		246,148	1974 (1984/98)	13.8	99%	96%	96%	98%	98%	Burlington Coat Factory, Bed Bath & Beyond, Staples, Petco, The Tile Shop, Lakeshore Learning Center, Dollar Tree, Verizon, Raising Cane's
Germantown	Germantown, MD		18,982	1992	2.7	100%	100%	100%	100%	100%	CVS Pharmacy, Jiffy Lube
The Glen	Woodbridge, VA		136,440	1994 (2005)	14.7	96%	98%	96%	97%	94%	Safeway, The All American Steakhouse, Panera Bread, Five Guys, Chipotle
Great Falls Center	Great Falls, VA		91,666	2008	11.0	96%	98%	99%	100%	99%	Safeway, CVS Pharmacy, Capital One Bank, Starbucks, Subway, Long & Foster
Hampshire Langley	Takoma Park, MD		131,700	1972 (1979)	9.9	100%	100%	100%	100%	100%	Mega Mart, Starbucks, Chuck E. Cheese's, Sardi's Chicken, Capital One Bank, Kool Smiles, Wells Fargo
Hunt Club Corners	Apopka, FL		107,103	2006	13.9	100%	97%	93%	93%	93%	Publix, Pet Supermarket, T-Mobile
Jamestown Place	Altamonte Springs, FL		96,201	2005	10.9	100%	100%	93%	95%	95%	Publix, Carrabas Italian Grill, Orlando Health
Kentlands Square I	Gaithersburg, MD		114,381	2002	11.5	100%	98%	98%	98%	100%	Lowe's Home Improvement Center, Chipotle

Saul Centers, Inc.
Schedule of Current Portfolio Properties
June 30, 2020

			Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)	Percentage Leased as of June 30,					(1)
Property	Location					2020	2019	2018	2017	2016	Anchor / Significant Tenants

Shopping Centers (continued)
Kentlands Square II and Kentlands Pad	Gaithersburg, MD		253,052	2011	23.4	99%	96%	56%	100%	100%	Giant Food, At Home, Party City, Panera Bread, Not Your Average Joe's, Hallmark, Chick-Fil-A, Coal Fire Pizza, Cava Mezza Grill, Fleet Feet
Kentlands Place	Gaithersburg, MD		40,697	2005	3.4	75%	93%	90%	93%	100%	Bonefish Grill
Lansdowne Town Center	Leesburg, VA		196,817	2006	23.4	88%	95%	90%	96%	86%	Harris Teeter, CVS Pharmacy, Panera Bread, Starbucks, Capital One Bank, Ford's Oyster House, Fusion Learning, Chick-Fil-A
Leesburg Pike Plaza	Baileys Crossroads, VA		97,752	1966 (1982/95)	9.4	93%	96%	100%	95%	100%	CVS Pharmacy, Party Depot, FedEx Office, Capital One Bank, Five Guys
Lumberton Plaza	Lumberton, NJ		192,718	1975 (1992/96)	23.3	68%	68%	86%	92%	90%	Aldi, Rite Aid, Family Dollar, Retro Fitness, Big Lots, Pet Valu, Burger King
Metro Pike Center	Rockville, MD		67,488	2010	4.6	87%	64%	67%	71%	89%	McDonald's, Dunkin Donuts, 7-Eleven, Palm Beach Tan, Mattress Warehouse, Salvation Army
Shops at Monocacy	Frederick, MD		111,316	2004	13.0	97%	95%	99%	100%	100%	Giant Food, Giant Gas Station, Panera Bread, Five Guys, California Tortilla, Firehouse Subs, Comcast
Northrock	Warrenton, VA		100,032	2009	15.4	99%	100%	99%	99%	92%	Harris Teeter, Longhorn Steakhouse, Ledo's Pizza, Capital One Bank, Jos. A. Bank, Novant Health
Olde Forte Village	Ft. Washington, MD		143,577	2003	16.0	94%	97%	98%	95%	97%	Safeway, Advance Auto Parts, Dollar Tree, McDonald's, Wendy's, Ledo's Pizza
Olney	Olney, MD		53,765	1975 (1990)	3.7	92%	93%	96%	91%	91%	Walgreens, Olney Grill, Ledo's Pizza, Popeye's, Sardi's Fusion
Orchard Park	Dunwoody, GA		87,365	2007	10.5	99%	99%	98%	98%	97%	Kroger, Subway, Jett Ferry Dental
Palm Springs Center	Altamonte Springs, FL		126,446	2005	12.0	100%	100%	94%	100%	100%	Publix, Duffy's Sports Grill, Toojay's Deli, The Tile Shop, Rockler Tools, Humana Health, Sola Salons
Ravenwood	Baltimore, MD		93,328	1972 (2006)	8.0	97%	97%	100%	100%	100%	Giant Food, Dominos, Bank of America
11503 Rockville Pk / 5541 Nicholson Ln	Rockville, MD		40,249	2010 / 2012	3.0	61%	61%	61%	61%	63%	Dr. Boyd's Pet Resort, Metropolitan Emergency Animal Clinic
1500/1580/1582/1584 Rockville Pike	Rockville, MD		110,128	2012/2014	10.3	100%	97%	96%	96%	87%	Party City, CVS Pharmacy, Sheffield Furniture
Seabreeze Plaza	Palm Harbor, FL		146,673	2005	18.4	98%	99%	99%	98%	98%	Publix, Earth Origins Health Food, Petco, Planet Fitness, Vision Works
Marketplace at Sea Colony	Bethany Beach, DE		21,677	2008	5.1	100%	100%	100%	100%	100%	Resort Quest, Armand's Pizza, Candy Kitchen, Summer Salts, Fin's Alehouse
Seven Corners	Falls Church, VA		573,481	1973 (1994-7/07)	31.6	97%	98%	100%	100%	100%
The Home Depot, Giant Food, Michaels Arts & Crafts, Barnes & Noble, Ross Dress For Less, Ski Chalet, Off-Broadway Shoes, JoAnn Fabrics, Starbucks, Dogfishhead Ale House, Red Robin Gourmet Burgers, Chipotle, Wendy's, Burlington Coat Factory, Mattress Warehouse,
J. P. Morgan Chase

Severna Park Marketplace	Severna Park, MD		254,011	2011	20.6	91%	100%	100%	100%	98%	Giant Food, Kohl's, Office Depot, Goodyear, Chipotle, McDonald's, Jos. A. Bank, Sprint, Five Guys, Unleashed (Petco), Mod Pizza, Jersey Mike's, Bath & Body Works, Wells Fargo

Saul Centers, Inc.
Schedule of Current Portfolio Properties
June 30, 2020

			Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)	Percentage Leased as of June 30,					(1)
Property	Location					2020	2019	2018	2017	2016	Anchor / Significant Tenants

Shopping Centers (continued)
Shops at Fairfax	Fairfax, VA		68,762	1975 (1993/99)	6.7	98%	100%	100%	97%	97%	99 Ranch
Smallwood Village Center	Waldorf, MD		173,341	2006	25.1	66%	77%	82%	83%	69%	Safeway, CVS Pharmacy, Family Dollar
Southdale	Glen Burnie, MD		485,628	1972 (1986)	39.8	98%	98%	99%	99%	95%
The Home Depot, Michaels Arts & Crafts, Marshalls, PetSmart, Value City Furniture, Athletic Warehouse, Starbucks, Gallo Clothing, Office Depot, The Tile Shop, Mercy Health Care, Massage Envy, Potbelly, Capital One Bank, Chipotle, Banfield Pet Hospital, Glory Days Grill, Bank of America

Southside Plaza	Richmond, VA		371,761	1972	32.8	97%	92%	93%	91%	93%	Super Fresh, Maxway, Citi Trends, City of Richmond, McDonald's, Burger King, Kool Smiles, Crafty Crab
South Dekalb Plaza	Atlanta, GA		163,418	1976	14.6	87%	87%	91%	89%	91%	Big Lots, Emory Clinic, Roses, Deal $
Thruway	Winston-Salem, NC		365,816	1972 (1997)	31.5	92%	96%	95%	96%	97%
Harris Teeter, Trader Joe's, Stein Mart, Talbots, Hanes Brands, Jos. A. Bank, Bonefish Grill, Chico's, Loft, FedEx Office, Plow & Hearth, New Balance, Aveda Salon, Carter's Kids, McDonald's, Chick-Fil-A, Wells Fargo Bank, Francesca's Collections, Great Outdoor Provision Company, White House / Black Market, Soma, J. Crew, Chop't, Lululemon, Orange Theory, Athleta

Village Center	Centreville, VA		145,651	1990	17.2	97%	98%	98%	98%	95%	Giant Food, Tuesday Morning, Starbucks, McDonald's, Pet Supplies Plus, Bikram Yoga, Capital One Bank, BB&T Bank
Westview Village	Frederick, MD		101,058	2009	11.6	99%	99%	95%	95%	100%	Silver Diner, Sleepy's, Music & Arts, Firehouse Subs, CiCi's Pizza, Café Rio, Five Guys, Regus, Krispy Kreme, Wendy's
White Oak	Silver Spring, MD		480,676	1972 (1993)	27.9	100%	99%	99%	100%	100%	Giant Food, Sears, Walgreens, Boston Market, Sarku Japan
	Total Shopping Centers	(3)	7,874,492		766.9	95.1%	95.6%	94.4%	95.9%	95.9%

Saul Centers, Inc.
Schedule of Current Portfolio Properties
June 30, 2020

			Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)	Percentage Leased as of June 30,					(1)
Property	Location					2020	2019	2018	2017	2016	Anchor / Significant Tenants

Mixed-Use Properties
Avenel Business Park	Gaithersburg, MD		390,683	1981-2000	37.1	94%	91%	84%	86%	87%	General Services Administration, Gene Dx, Inc., American Type Culture Collection, Inc.
Clarendon Center-North Block	Arlington, VA		108,386	2010	0.6	83%	89%	100%	100%	99%	AT&T Mobility, Dunkin Donuts, Airline Reporting Corporation
Clarendon Center-South Block	Arlington, VA		104,894	2010	1.3	96%	97%	97%	100%	100%	Trader Joe's, Circa, Burke & Herbert Bank, Bracket Room, South Block Blends, Winston Partners, Keppler Speakers Bureau, ECG Management Co., Leadership Institute, Capital One Bank, Massage Envy
Clarendon Center Residential-South Block (244 units)			188,671	2010		95%	98%	98%	98%	97%
Park Van Ness- Residential (271 units)	Washington, DC		214,600	2016	1.4	96%	98%	99%	96%	34%
Park Van Ness-Retail	Washington, DC		8,847	2016		100%	100%	100%	100%	100%	Uptown Market, Sfoglina Pasta House
601 Pennsylvania Ave.	Washington, DC		227,651	1973 (1986)	1.0	94%	95%	96%	100%	99%	National Gallery of Art, American Assn. of Health Plans, Credit Union National Assn., Southern Company, HQ Global, Capital Grille, Michael Best & Friedrich LLP
Washington Square	Alexandria, VA		236,376	1975 (2000)	2.0	90%	91%	91%	93%	91%	Freeman Expositions, Academy of Managed Care Pharmacy, Cooper Carry, National PACE Association, Marketing General, Alexandria Economic Development, Trader Joe's, FedEx Office, Talbots, Virginia ABC
The Waycroft-Residential (491 units)	Arlington, VA		404,709	2020	2.8	39%	N/A	N/A	N/A	N/A
The Waycroft-Retail	Arlington, VA		60,100	2020		90%	N/A	N/A	N/A	N/A
	Total Mixed-Use Properties	(3)	1,944,917		46.2	92.2%	92.5%	91.4%	93.4%	93.2%	(2)

	Total Portfolio	(3)	9,819,409		813.1	94.7%	95.2%	94.0%	95.6%	95.6%	(2)

Land and Development Parcels
7316 Wisconsin Avenue	Bethesda, MD			2018	0.6
Planned development of a mixed-use building with up to 366 apartment units and 10,300 square feet of retail space. Demolition of existing interior improvements improvements has commenced. A new development timetable has not been determined.

Ashland Square Phase II	Manassas, VA			2004	17.3	Marketing to grocers and other retail businesses, with a development timetable yet to be finalized.
New Market	New Market, MD			2005	35.5	Parcel will accommodate retail development in excess of 120,000 SF near I-70, east of Frederick, Maryland. A development timetable has not been determined.
	Total Development Properties				53.4

(1)
Percentage leased is a percentage of rentable square feet leased for commercial space and a percentage of units leased for apartments. Includes only operating properties owned as of
June 30, 2020. As such, prior year totals do not agree to prior year tables.

(2)	Total percentage leased is for commercial space only.
(3)
Prior year leased percentages for Total Shopping Centers, Total Mixed-Use Properties and Total Portfolio have been recalculated to exclude the impact of properties sold or removed from service and, therefore, the percentages reported in this table may be different than the percentages previously reported.